UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 8, 2014

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

NRG Energy, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 8, 2014, in Philadelphia, Pennsylvania.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 — Election of nine Class I Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kirbyjon H. Caldwell	272,479,421	919,542	276,354	35,858,171
Lawrence S. Cohen	272,886,320	513,830	275,167	35,858,171
David Crane	272,983,940	419,083	272,294	35,858,171
Terry G. Dallas	272,946,907	437,042	291,368	35,858,171
Paul W. Hobby	272,270,854	1,128,346	276,117	35,858,171
Edward R. Muller	272,758,682	624,569	292,066	35,858,171
Evan J. Silverstein	272,938,998	457,624	278,695	35,858,171
Thomas H. Weidemeyer	272,527,485	855,855	291,977	35,858,171
Walter R. Young	272,144,601	1,254,134	276,582	35,858,171

With respect to the foregoing Proposal 1, all Class I Directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b) Proposal 2 — Advisory vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
263,993,295	8,772,729	909,293	35,858,171

The foregoing Proposal 2 was approved.

(c) Proposal 3 — Adoption of the Amended & Restated Employee Stock Purchase Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
271,985,995	1,254,748	434,574	35,858,171

The foregoing Proposal 3 was approved.

(d) Proposal 4 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2014 fiscal year

Votes For	Votes Against	Abstentions	Broker Non-Votes
307,880,707	1,307,515	345,266	—

The foregoing Proposal 4 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/ David R. Hill
David R. Hill
Executive Vice President and General Counsel

Dated: May 13, 2014